Exhibit 99.1

INVESTOR PRESENTATION

DISCLAIMERS Forward-Looking Statements Certain statements in this presentation and that may be made in meetings are forward-looking statements. Forward-looking statements are based on the Company’s current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate to strictly historical and current facts and by the use of the words such as “expects”, “plans”, “opportunity” and similar words and variations thereof. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, its results, performance and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors including, among others: • the Company’s dependence on subsidiaries of Caesars Entertainment Corporation (“Caesars”) as tenant of all of its properties and Caesars or its subsidiaries as guarantor of the lease payments and the consequences any material adverse effect on their business could have on the Company • the Company’s dependence on the gaming industry • the Company’s ability to pursue its business and growth strategies may be limited by its substantial debt service requirements and by the requirement that the Company distribute 90% of its real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that the Company distribute 100% of its REIT taxable income in order to avoid current entity level U.S. Federal income taxes • the impact of extensive regulation from gaming and other regulatory authorities • the ability of the Company’s tenants to obtain and maintain regulatory approvals in connection with the operation of the Company’s properties • the possibility that the tenants may choose not to renew their lease agreements with the Company following the initial or subsequent terms of the leases • restrictions on the Company’s ability to sell its properties subject to the lease agreements • the Company’s substantial amount of indebtedness and ability to service and refinance such indebtedness • the Company’s historical and pro forma financial information may not be reliable indicators of its future results of operations and financial condition • the Company’s inability to achieve the expected benefits from operating as a company independent of Caesars • limits on the Company’s operational and financial flexibility imposed by its debt agreements • the possibility the Company’s separation from Caesars Entertainment Operating Company, Inc. (“CEOC”) fails to qualify as a tax-free spin-off, which could subject the Company to significant tax liabilities Market and Industry Data This presentation contains estimates and information concerning the Company’s industry, including market position, rent growth and rent coverage of the Company’s peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” section of the Company’s public filings with the SEC. Caesars Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, the Company’s significant lessee, have been filed with the SEC. Certain financial and other information for Caesars and CEOC included in this presentation have been derived from Caesars’ public filings and other publicly available presentations and press releases. 2

DISCLAIMERS Forward-Looking Statements Certain statements in this presentation and that may be made in meetings are forward-looking statements. Forward-looking statements are based on the Company’s current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate to strictly historical and current facts and by the use of the words such as “expects”, “plans”, “opportunity” and similar words and variations thereof. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, its results, performance and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors including, among others: • the Company’s dependence on subsidiaries of Caesars Entertainment Corporation (“Caesars”) as tenant of all of its properties and Caesars or its subsidiaries as guarantor of the lease payments and the consequences any material adverse effect on their business could have on the Company • the Company’s dependence on the gaming industry • the Company’s ability to pursue its business and growth strategies may be limited by its substantial debt service requirements and by the requirement that the Company distribute 90% of its real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that the Company distribute 100% of its REIT taxable income in order to avoid current entity level U.S. Federal income taxes • the impact of extensive regulation from gaming and other regulatory authorities • the ability of the Company’s tenants to obtain and maintain regulatory approvals in connection with the operation of the Company’s properties • the possibility that the tenants may choose not to renew their lease agreements with the Company following the initial or subsequent terms of the leases • restrictions on the Company’s ability to sell its properties subject to the lease agreements • the Company’s substantial amount of indebtedness and ability to service and refinance such indebtedness • the Company’s historical and pro forma financial information may not be reliable indicators of its future results of operations and financial condition • the Company’s inability to achieve the expected benefits from operating as a company independent of Caesars • limits on the Company’s operational and financial flexibility imposed by its debt agreements • the possibility the Company’s separation from Caesars Entertainment Operating Company, Inc. (“CEOC”) fails to qualify as a tax-free spin-off, which could subject the Company to significant tax liabilities Market and Industry Data This presentation contains estimates and information concerning the Company’s industry, including market position, rent growth and rent coverage of the Company’s peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” section of the Company’s public filings with the SEC. Caesars Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, the Company’s significant lessee, have been filed with the SEC. Certain financial and other information for Caesars and CEOC included in this presentation have been derived from Caesars’ public filings and other publicly available presentations and press releases. 3

VICI HAS ACCOMPLISHED MORE SINCE EMERGENCE THAN MANY REITS DO IN THEIR ENTIRE HISTORY DEBT CAPITAL EQUITY CAPITAL GROWTH Refinanced Substantial Completed $1.0bn Equity Acquired Harrah’s Las Vegas Portion of Our Debt, Greatly Private Placement, With (HLV) for $1.14bn at a Cap Reducing Interest Expense Proceeds Used to Fund a Large, Rate of 7.7%2 — Accretive Acquisition — Leverage Reduced — Received Put-Call Option on Dramatically to 4.6x1, Completed $1.4bn upsized IPO Convention Center3 and Bringing it In-Line with Peers with over-allotment exercise Centaur Real Estate ROFR 1. Represents $3.2 billion Net Debt as of March 31, 2018, divided by the annualized 1Q’18 Adjusted EBITDA of $701 million. 2. Calculated based on $87.4 million Year 1 Rent, divided by $1,136 million Harrah’s Las Vegas acquisition price. 4 3. Represents potential Caesars convention center development on land acquired from VICI as part of Harrah’s Las Vegas transaction. 4

1 WHO WE ARE

VICI IS THE NEXT GENERATION EXPERIENTIAL REAL ESTATE COMPANY MISSION TO BE AMERICA’S MOST DYNAMIC LEISURE & HOSPITALITY EXPERIENTIAL REAL ESTATE COMPANY VISION WE SEEK TO BE THE REAL ESTATE PARTNER OF CHOICE FOR THE LEADING CREATORS & OPERATORS OF PLACE -BASED, SCALED LEISURE & HOSPITALITY EXPERIENCES WE SEEK TO LEASE PROPERTIES TO TENANTS WITH MARKET -LEADING RELATIONSHIPS WITH HIGH VALUE CONSUMERS OF LEISURE & HOSPITALITY 6

OUR FOUR KEY PILLARS OF VALUE

Portfolio

Quality and Diversity

- ✓ 20 Market-Leading Gaming Facilities and 4 Golf Courses Across:
  - 9 States
  - 11 MSAs
- ✓ 36.6 Million Sq. Ft.
- ✓ 35-Year Master Leases[1]
- ✓ ~34 Acres of Developable Las Vegas Strip Land



Tenant

Operational Excellence and Strong Credit Attributes

- ✓ 3.5x Corporate Level Rent Coverage from Caesars[2]
- ✓ Caesars ~$8 Billion Market Capitalization[3]
- ✓ Market-Leading Loyalty Program & Network Effect
- ✓ $520 Million Capex Requirement of Tenant Over Rolling 3-year Periods



Capital

Financial Flexibility to Fund Growth

- ✓ $6.7 Billion Market Capitalization; ~$10 Billion Enterprise Value[3]
- ✓ $873 Million and $701 Million in annualized 1Q'18 Net Revenue and Adj. EBITDA[4]
- ✓ 3.5x Interest Coverage Ratio[5]
- ✓ 3 Call Options Properties @ 10% Cap Rate for 5 Years
- ✓ Attractive Dividend Yield of 5.83%[3]
- ✓ Balance Sheet Poised for Growth



Governance

Institutional REIT Structure and Experienced Management

- ✓ Balanced Real Estate and Gaming Industry Experience with the Board and Management
- ✓ No REIT / Tenant Board Overlap
- ✓ No Tenant Ownership of REIT
- ✓ Separation of Chairman & CEO roles
- ✓ Internally Managed



1. *35-year master leases structured as 15-year initial term with four five-year extensions by Tenant.*
2. *Corporate Rent Coverage represents Caesars corporate level guarantee of the rent obligations for all VICI owned properties except Harrah's Las Vegas, which is guaranteed by Caesars Resort Collection ("CRC"). See Appendix to this presentation for additional information, including the definition and reconciliation to the most comparable GAAP financial measure.*
3. *Market values as of May 4, 2018.*
4. *1Q'18 Net Revenue of $218 million and Adjusted EBITDA of $175 million.*
5. *Calculated as $701 million annualized 1Q'18 Adjusted EBITDA divided by $199 million annualized 1Q'18 interest expense, net. See Appendix to this presentation for additional information, including the definition and reconciliation to the most comparable GAAP financial measure.*

VICI

7

THE ADVANTAGE OF EXPERIENTIAL REAL ESTATE COMPANIES THAT SELL “EXPERIENCES” HAVE CONSISTENTLY OUTPERFORMED COMPANIES THAT SELL “THINGS”—BOTH FINANCIALLY AND OPERATIONALLY Superior Revenue Growth Superior Returns1 250 450 Experiences Experiences 400 225 200 350 300 175 250 Things 150 Things 200 125 150 100 100 75 50 2003 2005 2007 2009 2011 2013 2015 2017 2003 2005 2007 2009 2011 2013 2015 2017 Source: Evercore ISI Equity Research. Represents the comparison of 166 Companies that sell “things”, including retailers (online such as Amazon and in-store), manufacturers of consumer staples and durables as well as consumer discretionary items (such as Apple) to 138 Companies that sell “experiences”, including airlines, leisure related companies (examples include hoteliers, casino gaming, video game providers and manufacturers of recreational products such as camping equipment), media content providers, theater operators and restaurants. 1. Returns as measured by total share price performance, excluding dividends. 8

FUNDAMENTAL ADVANTAGES OF OUR EXPERIENTIAL AND GAMING REAL ESTATE PORTFOLIO Diversified High Barriers to 1 2 3 4 State & Local Triple Net REIT Revenue Streams Entry Given Incentives to with 100% from Gaming, Legislative & Ensure Casinos Occupancy F&B, Retail and Regulatory Thrive Entertainment Controls Regional Gaming Lack of Near 5 6 7 8 Cash Flows Show Tenant Financial Term Supply Transparent Low Volatility Transparency & Growth in Highly Growth Pipeline Through All Strength Desirable Las Cycles, Including Vegas Market Financial Crisis 9

2Investment Highlights

KEY INVESTMENT HIGHLIGHTS Diverse, High Quality, Experiential Real Estate Diversification Across Markets and 1 Experiential Portfolio MSAs Parent Guarantee From a Leading 2 Leading Tenant Global Operator with Industry-Leading Brands1 Geographically Diverse Revenue Sources 3 Stable Cash Flows Supported by Well-Structured Leases Balance Sheet Disciplined Balance Sheet Management with Significant De- 4 Positioned for Growth levering Since Emergence Actionable Growth 5 Broad and Visible Growth Opportunities Opportunities Experienced and Independent Management Team and Board 6 Strong Governance of Directors with No Tenant Overlap 1. Caesars provides a corporate level guarantee of the rent obligations for all VICI owned properties except Harrah’s Las Vegas, which is guaranteed by CRC. 11

1 HIGH QUALITY REAL ESTATE ANCHORED BY ICONIC ASSETS



Harrah's Reno
Harvey's Lake Tahoe
Harrah's Lake Tahoe
Harrah's Council Bluffs
Horseshoe Council Bluffs
Harrah's Metropolis
Horseshoe Hammond
Harrah's Joliet
Bally's Atlantic City
Caesars Atlantic City
Harrah's Atlantic City
Harrah's Las Vegas
Caesars Palace Las Vegas
Harrah's Laughlin
Caesars Forum Convention Center
Lake Tahoe / Reno / Stateline
Las Vegas
Laughlin
Council Bluffs
North Kansas City
Hammond / Joliet
Elizabeth
Metropolis
Paducah
Atlantic City
Indiana Grand and Hoosier Park (Centaur)
Tunica Resorts / Robinsonville
Bossier City
Biloxi
New Orleans
Harrah's New Orleans
Horseshoe Southern Indiana
Bluegrass Downs
Harrah's N. Kansas City
Louisiana Downs
Horseshoe Bossier City
Horseshoe Tunica
Tunica Roadhouse Hotel & Casino
Harrah's Gulf Coast

VICI

★ VICI Current Gaming Portfolio ★ VICI Call Option Properties ★ Designated ROFR (Centaur) / Put-Call (Convention Center) Properties ★ VICI-Owned Golf Courses:
Cascata Golf Course, Boulder City, NV
Rio Secco Golf Club, Henderson, NV
Chariot Run Golf Course, Laconia, IN
Grand Bear Golf Course, Harrison County, MS

12

1 BROAD ARRAY OF PREMIUM EXPERIENTIAL AMENITIES

VICI IS A REAL ESTATE COMPANY FOCUSED ON OWNING EXPERIENTIAL PROPERTIES IN DYNAMIC MARKETS WHERE HOSPITALITY, GAMING, ENTERTAINMENT, AND LEISURE INTERSECT

Casino Space	CAESARS, HORSESHOE, BALLY'S ATLANTIC CITY, Harrah's	1.3mm Square Feet
Meeting Space	State-of-the-art meeting space including Caesars Palace Las Vegas' ~300K sq. ft. 	~780K Square Feet
Hotel Rooms	Harrah's Harveys Lake Tahoe, Caesars Palace Las Vegas, Harrah's	~14,000 Rooms
Food & Beverage	Mesa Grill, MR CHOW, Ruth's Chris Steak House, RAO'S, NOBU, Toby Keith's, Old Homestead Steak House	120+ Restaurants
Retail	GUCCI, TIFFANY & CO., H&M, FENDI, Burberry	50+ Outlets
Live Entertainment	Rod Stewart The Hits, Elton John The Million Dollar Piano, Céline, Jerry Seinfeld, Whiskey Roadhouse	~1,600 Ticketed Shows
Recreational Activities	Rio Secco Golf Club, OMNIA, Carnaval Court, Chariot Run, Cascata	43 Bars / Nightclubs 20+ Pools 4 Golf Courses

VICI

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1 CAESARS PALACE: ICONIC ASSET IN PRIME LOCATION ON LAS VEGAS STRIP



















- Over 27,000 daily visitors
- Home to The Forum Shops, a 680,000 sq. ft. shopping mall and 4th largest grossing retail shopping mall per sq. ft.
- Located on ~86 acres of land at the heart of the Las Vegas Strip
- 3,970 hotel rooms across 6 towers
- 40,000+ sq. ft. Qua Baths & Spa, Color Salon, 8 swimming pools, fitness centers, and a business center
- 300,000+ sq. ft. of convention, meeting, and ballroom space
- Over 20 restaurants, lounges and bars
- 81,300 sq. ft. Omnia Nightclub and the 4,300-seat Colosseum
- ~124,200 sq. ft. of casino space including over 1,400 slot and table gaming units
- 7 acres of developable land

VICI

14

2 CAESARS ENTERTAINMENT: LEADING OPERATOR AS TENANT

Caesars is the Largest Gaming and Entertainment Company in the World with #1 or #2 Market Share in Most Markets

15 Brands Across Gaming and Digital Entertainment	**>50mm** Total Rewards Members	**~65,000** Employees	**>100mm** Guest Visits Per Year
47 Casinos Across 13 states and 5 Countries	**>1.7mm** Sq.Ft. of LEED Certified Buildings	**>15,700** Conventions / Meetings Per Year	**~39,000** Hotel Rooms & Suites Worldwide
>49,000 Slot Machines Worldwide	**>4,000** Table Games Worldwide	**~8,500** Live Entertainment Shows Per Year	**30** Green Key Eco-rated Properties in North America
~1.6mm Sq.Ft. of Convention and Retail Space	**>2.8mm** Sq.Ft. of Casino Space Worldwide	**>600** Bars, Restaurants & Clubs at U.S. Properties	**#1** Theater Venue in the U.S.

Total Rewards is the Gaming Industry's First, Largest, and Most Preferred Loyalty Program

- Over 50 million members, from all 50 states and 125 countries
- Accepted at nearly 40 casinos in 23 markets
- Over 60% of members view it as their preferred loyalty program
- Allows members to earn and redeem points from gaming and hospitality spending at any Caesars property

✓ Higher trip counts
✓ Greater cross play across the network
✓ Enhanced tracking of customer behavior



VICI

Source: Caesars' 2017 10-K filing and Analyst Day Presentation, May 17, 2017.

15

2 HIGH LEASE COVERAGE FROM STRONG, WELL CAPITALIZED TENANT

Caesars is a Well Capitalized Tenant…

Caesars' Capital Structure

- ✓ Leading public casino operator
- ✓ Right sized capital structure
- ✓ Reduced debt post emergence
- ✓ Reduced fixed charges post emergence
- ✓ Leverage in line with key gaming peers

…With Strong Rent Coverage

Caesars' Enterprise EBITDAR[1]

$ in millions


$2,120
$2,204
$2,245
$2,213
2015
2016
2017
LTM 3/31/18

Caesars' Corporate Level Rent Coverage[1,2]

Caesars EBITDAR / VICI Rent x


3.4x
3.5x
3.6x
3.5x
2015
2016
2017
LTM 3/31/18

Source: Caesars public filings.

1. *See Appendix to this presentation for additional information, including the definition and reconciliation to the most comparable GAAP financial measure. Caesars Enterprise Wide Adjusted EBITDAR does not give pro forma effect to the merger with Caesars Acquisition Corporation, but includes the operations of Caesars Entertainment Operating Company.*
2. *Caesars provides corporate level guarantee of the rent obligations for all VICI owned properties except Harrah's Las Vegas, which is guaranteed by CRC.*

VICI
16

3 SIGNIFICANT DIVERSIFICATION IN TENANT REVENUE STREAMS MSA Diversity Tenant’s Underlying Revenue Diversity 1 New Orleans Nashville 3% 1% Other, 13% Memphis, 3% Omaha, 4% Las Vegas Kansas City Food and 35% 4% Beverage, 19% Dallas 7% Gaming, 50% Louisville 7% Chicago 8% Philadelphia Rooms, 19% San Francisco 17% 11% Source: Caesars Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended March 31, 2018. 1. Represents 12 months ended March 31, 2018 revenue by vertical for Caesars based on Caesars’ Form 10-Q for the quarter ended March 31, 2018 and Same-Store supplemental information in Caesars’ “Effect of Revenue Recognition Restatement”, which are publicly available. 2. Includes entertainment revenues, rental income, and parking revenues. 17

4 VICI BALANCE SHEET POSITIONED FOR GROWTH

Capitalization Summary

$ and shares in millions	1Q'18
Revolving Credit Facility ($400 million capacity)	$0
Term Loan B Facility	2,100
Second Lien Notes	498
Total Non-CPLV	**2,598**
CPLV CMBS Debt	1,550
Total Debt	**4,148**
Cash	(918)
Net Debt	**$3,230**
Total Common Shares Outstanding[1]	370.1
Annualized 1Q'18 Adjusted EBITDA[2]	701
Total Leverage Ratio	**5.9x**
Net Leverage Ratio	**4.6x**

Disciplined Balance Sheet Management

Significant Deleveraging Since Emergence[3]



Net Leverage Ratio progression
8.4x
6.5x
4.7x
4.6x
Emergence
Initial HLV Acquisition
Post-IPO
3/31/2018
3.5x Interest Coverage Ratio[4]

Largely Fixed Rate Debt Capitalization[5]



Variable Rate, 14%
Fixed Rate, 86%

1. *Includes approximately 98.1 million shares that may not be sold until July 31, 2018 pursuant to lock-up agreements entered into in connection with our initial public offering. These shares include certain of the approximately 54.1 million common shares issued in a private placement transaction in December 2017 that are being registered in accordance with a registration rights agreement entered into at the time of the private placement, pursuant to a recently filed Form S-11 with the SEC.*
2. *$175 million Adjusted EBITDA annualized.*
3. *Net Leverage Ratio calculated as Net Debt divided by Adjusted EBITDA. Emergence Net Leverage Ratio calculated based on $5.2 billion Net Debt and $618 million Adjusted EBITDA ($631 million 2016 PF Adj. EBITDA at Formation further adjusted for incremental estimated independent company G&A of $13 million). Initial HLV Acquisition Net Leverage Ratio calculated based on $4.8 billion Net Debt and $711 million Adjusted EBITDA ($724 million 2016 PF Adj. EBITDA further adjusted for incremental estimated independent company G&A of $13 million). See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure.*
4. *Calculated as $701 million Adjusted EBITDA ($175 million 1Q'18 Adj. EBITDA annualized) divided by $199 million interest expense, net ($50 million 1Q'18 interest expense, net annualized). See Appendix to this presentation for the definition and reconciliation to the most comparable GAAP financial measure.*
5. *Reflects interest rate swap transactions entered into on April 24, 2018.*

VICI

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5 CLEAR PATH OF IDENTIFIABLE AND ACTIONABLE GROWTH

Broad Opportunities Across Identified and Other Experiential Real Estate Assets

# of VICI Properties



19
Initial Portfolio
1
Harrah's Las Vegas
(Acquired 12/22/17)
3
Call Option Properties
As Well as ROFR on Any Caesars Real Estate Purchased Outside Clark County, NV
3
ROFR Assets (Centaur), Put-Call (Convention Center)
Caesars Forum Convention Center
9
Caesars Owned Assets[1]
Caesars Octavius Tower
35
Total Identified Portfolio
+84% Increase in Number of Properties
Potential Third-Party Gaming Assets
Potential Other Leisure, Hospitality and Entertainment Assets

CLEAR PIPELINE FOR GROWTH + OTHER GAMING ASSETS +
OTHER LEISURE, HOSPITALITY, AND ENTERTAINMENT ASSETS

VICI

1. *Caesars does not have a contractual obligation to sell these properties to VICI and will make an independent financial decision in any potential transaction. See page 25 for a list of potential properties.*

19

5 HARRAH’S LAS VEGAS ACQUISITION DEMONSTRATES VALUE OF GROWTH PIPELINE Property Overview Harrah’s Las Vegas Acquisition Attractive Amenities Purchase Price $1.136bn • 2,530 rooms / suites with over 1,600 upgraded over the past 2 years (60%) Year 1 Rent $87.4mm • 1,210 slots, 90 tables, 90,600 sq. ft. casino space • Mardi Gras and carnival theme with 16 restaurants and bars Implied Cap Rate1 7.7% • 24,000 sq. ft. of meeting space • Retail shopping, spa services, parking garage Undeveloped Land $73.6mm / 18.4 Acres • High mix of casino gaming customers with strong Disposition ($4mm per Acre) loyal customer base Investment Highlights • Tenant property capital expenditure requirements under the lease are a minimum of $171mm between 2017 and 2021 • Adds ROFR to acquire Caesars’ Centaur acquisition • Demonstrates capacity to negotiate with Caesars on an arm’s length basis and is reflective of our strong relationship • Acquired Harrah’s Las Vegas for ~$450K per key2 Source: Caesars December 1, 2017 Investor Presentation. 1. Calculated based on $87.4 million Year 1 Rent, divided by $1,136 million Harrah’s Las Vegas acquisition price. 2. Cost per key calculated as $1.1bn purchase price / 2,530 hotel rooms. 20

RIGHT OF FIRST REFUSAL / PUT-CALL ASSETS PROVIDE INCREMENTAL BUILT IN ACQUISITIONS PIPELINE

5

AS PART OF THE ACQUISITION OF THE HARRAH'S LAS VEGAS REAL ESTATE, VICI SOLD UNDEVELOPED LAND TO CAESARS AND ACQUIRED A ROFR ON THE CENTAUR GAMING REAL ESTATE

Centaur Real Estate

- On November 16, 2017 Caesars acquired Centaur Holdings for $1.7bn[1] (12.1x LTM EBITDA[2])
- Centaur owns and operates two gaming assets

INDIANA GRAND CASINO

Indiana Grand is a casino and horse track with ~80K sq.ft. of gaming space located 23 miles from Indianapolis



HOOSIER PARK RACING • CASINO

Hoosier Park is a casino and horse track with ~170K sq.ft. of gaming space located 35 miles from Indianapolis



Caesars Forum Convention Center

- Caesars is expected to build a ~300K sq.ft. convention space on land acquired in HLV transaction
- **Put-Call Agreement**
  - Put Right: If the Caesars Forum Convention Center (FCC) is built, Caesars has a 1-year put option beginning in 2024
  - HLV Repurchase Right: If VICI does not purchase the FCC real estate, Caesars has the option to buy HLV for 13.0x rent
  - Call Right: If Caesars doesn't exercise the put option on HLV, VICI has a 1-year call option on the FCC beginning in 2027
- Rent associated with the FCC will be 7.7%[3] of purchase price included in HLV lease and escalate at 1% per annum[4]

MUTUAL ROFR ON ANY DOMESTIC PROPERTIES ACQUIRED BY CAESARS OUTSIDE OF CLARK COUNTY, NEVADA

VICI

1. *Caesars acquisition of Centaur requires regulatory approval in order to close.*
2. *Source: Caesars Investor / Lender Call Presentation from 8-K filed December 1, 2017.*
3. *Implied cap rate on 13.0x purchase multiple.*
4. *Rent expected to be $35.4 subject to a 1.75x LTM combined HLV and FCC rent coverage floor.*

21

5 HARRAH’S LAS VEGAS ACQUISITION COMPARED TO 2016-2017 SINGLE-ASSET TRADES > $70 NOI NOI ($mm) 120 245 Park Ave, NYC 100 1 Fashion Show, LV 1 1095 Sixth Ave, NYC MGM National Harbor, MD 787 Seventh Ave, NYC 1 Harrah’s Las Vegas Wordwide Plaza, NYC 1 80 10 Hudson Yards, NYC 1285 Sixth Ave, NYC 1515 Broadway, NYC1 1211 Sixth Ave, NYC1 50 Northern Ave, Boston 60 0% 3% 6% 9% Cap Rate (%) Circle sizes represent relative asset value Source: Real Capital Analytics (RCA). 1. Transaction was for a stake in the property; bubble represents the implied price of 100% interest. 22

5 ORGANIC GROWTH FROM THREE CAESARS OPTION PROPERTIES

VICI HAS A 5-YEAR CALL OPTION FROM SPIN-OFF[1] TO ACQUIRE THREE PROPERTIES AT A 10% CAP RATE[2] WITH $130 MILLION OF TOTAL RENT AS OF JUNE 2016[3]

HARRAH'S ATLANTIC CITY



- Integrated hotel and resort located in the Marina district of Atlantic City with leading service, including high-limit gaming, major F&B, and nightlife outlets
- Recently invested $125.8mm in a Water Front Conference Center offering +100,000 sq. ft. of versatile meeting space

HARRAH'S LAUGHLIN



- Integrated hotel and resort located on the banks of the Colorado River in Laughlin, NV
- Offering unique amenities such as a hotel beach, access to water sports, and golf courses

HARRAH'S NEW ORLEANS


Harrah's

- Strategically-located, Mardi Gras-themed resort and casino operating as the only land-based casino in Louisiana
- 50% of Harrah's New Orleans business is national and competes against major gaming destinations

1. *Term extends until October 6, 2022.*
2. *Under the Call Right Agreements, rent equates to 60% of the trailing Property EBITDAR at the time of exercise. The Purchase Price is set at 10.0x rent.*
3. *Source: Caesars Entertainment Operating Company Disclosure Statement for the Debtors' Second Amended Joint Plan of Reorganization filed in the United States Bankruptcy Court, Northern District of Illinois, Eastern Division on June 28, 2016. In conjunction with the Plan of Reorganization, the Debtors' investment banker performed a valuation analysis. Such valuation assumed annual rent associated with the option properties of $130.0 million. These estimates were prepared by the Debtors. There can be no assurance that the Company will acquire any or all of the option properties, and the acquisition of the option properties is subject to various risks and uncertainties, including business, regulatory and others.*

VICI

23

5 ADDITIONAL LAS VEGAS LAND PROVIDES OPPORTUNITY FOR FURTHER GROWTH DEMONSTRATED ABILITY TO CAPITALIZE ON STRATEGIC OPPORTUNITIES & MONETIZE EXISTING ASSETS VICI has a Put-Call Rights Agreement on Caesars’ expected The Mirage Caesars Forum Convention Center Caesars Caesars land Palace The LINQ VICI-owned 27 acres of land that is part of the Non-CPLV lease Bellagio strategically located adjacent to the LINQ and behind Planet Hollywood The Cosmopolitan VICI-owned 7 acres of Strip frontage property at Caesars Palace part of the CPLV lease and available for redevelopment Note: Map is illustrative and may not be shown exactly to scale. 24

5 TENANT PORTFOLIO OFFERS ADDITIONAL ACQUISITION AND DEVELOPMENT OPPORTUNITIES Caesars Owned Real Estate Value Creation Through Collaboration • Harrah’s Las Vegas ✓ Prospect to Purchase Additional Properties Caesars Palace Octavius Tower Owned by Tenant Paris Las Vegas Bally’s Las Vegas✓ Future Growth Interests Aligned with Tenant The Cromwell Flamingo Las Vegas✓ Path to Growth Should Tenant Need to Monetize Real Estate Value The LINQ Hotel & Casino Planet Hollywood Resort & Casino Rio All Suites Hotel and Casino Harrah’s Philadelphia Note: Caesars is under no obligation to give VICI preferential treatment over competitors if multiple bids exist on any property. 25

5 MULTIPLE AVENUES FOR GROWTH M&A Framework: Clear Acquisition Criteria 1. Market Quality 2. Asset Real Estate Quality 3. Asset Income Quality 4. Accretion Other Leisure & Hospitality Non-Gaming Resorts Risk International Gaming Opportunities Casino Acquisitions w/ other Gaming Cos. Acquisition & Development Partnerships with Caesars Caesars LV & non-LV Properties/Lands Economic &    Caesars Call Option Properties Core Portfolio Strategic Time Opportunities Growth 26

6 PROVEN AND INDEPENDENT MANAGEMENT TEAM WITH EXPERTISE IN REAL ESTATE, GAMING & HOSPITALITY



EDWARD PITONIAK
Chief Executive Officer

BIOGRAPHY

- Previously served as the Vice Chairman of Realterm and currently serves as an independent director on the Board of Ritchie Brothers
- Served as Managing Director, Acting CEO and Trustee of InnVest, Canada's largest hotel REIT. In 2015, he became InnVest's Chairman and led the company through its sale process in 2016
- Founding Director of Regal Lifestyle Communities, an assisted-living real estate owner and operator; sold to HCN/Revera in 2015
- CEO of CHIP REIT, producing 4 consecutive years of total return leadership among Canadian hotel REITS (average total return 25% for 4 years). Sold to Canadian pension fund in late 2007, doubling value of the REIT over the 4 years
- Previously served as Senior Vice President at Intrawest and began his career at Times Mirror Magazines, where he served as editor-in-chief and associate publisher for Ski Magazine
- Received a BA from Amherst College

AFFILIATIONS



JOHN PAYNE
President and Chief Operating Officer

BIOGRAPHY

- Previously served as CEO of Caesars Entertainment Operating Company
- Has held multiple roles with Caesars during the course of his career including President of Central Markets and Partnership Development, President of Enterprise Shared Services, President of Central Division, and Atlantic City President
- Previously served as Gulf Coast Regional President of Caesars and Senior Vice President and General Manager of Harrah's New Orleans
- Received an MBA from Northwestern University and a BA in Political Science from Duke University

AFFILIATIONS



DAVID KIESKE
Chief Financial Officer

BIOGRAPHY

- Previously served as Managing Director of Real Estate & Lodging Investment Banking Group at Wells Fargo Securities / Eastdil Secured with a focus on hospitality and leisure
- Previously worked in Real Estate & Lodging Investment Banking at Citigroup and Bank of America
- Served as Assistant Vice President & Corporate Controller at TriNet Corporate Realty Trust, a triple net single tenant office REIT listed on the NYSE
- Prior to this Mr. Kieske was a Senior Accountant at Deloitte & Touche as well as Novogradac & Co.
- Received an MBA from University of California Los Angeles and a BS from UC Davis

AFFILIATIONS

VICI

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6 INDEPENDENT AND EXPERIENCED BOARD OF DIRECTORS

- ✓ NO TENANT / DIRECTOR OVERLAP
- ✓ 0% PARENT/ TENANT COMPANY OWNERSHIP
- ✓ INDEPENDENT CHAIRMAN
- ✓ SEPARATION OF CHAIRMAN & CEO ROLE
- ✓ ANNUALLY ELECTED BOARD[1]



James Abrahamson*

AFFILIATIONS

BrightView, Interstate, La Quinta

BIOGRAPHY

- Chairman of Interstate Hotels & Resorts
- Previously served as Interstate's CEO from 2011 to March 2017
- Serves as an independent director at La Quinta Holdings, Inc. and at BrightView Corporation



Eugene Davis

AFFILIATIONS

Aliante, US Concrete, Titan Energy, Delta, Pirinate Consulting Group, Verso

BIOGRAPHY

- Founder and CEO of PIRINATE Consulting Group, LLC
- Serves as Chairman of the Board of Atlas Iron Limited, U.S. Concrete Inc.[2] and WMIH Corporation
- Serves as a director of Verso Corporation and Titan Energy
- Previously a director at Planet Hollywood, Delta Airlines, Windstar Cruise Line, Genco Shipping and Trading, and Aliante



Eric Hausler

AFFILIATIONS

WMIH Corp., Windstar Cruises, Isle of Capri, Bear Stearns

BIOGRAPHY

- Previously served as CEO of Isle of Capri Casinos
- Previously served as ISLE's CFO from 2014 to 2016
- Served as an MD in Fixed Income Research, covering the gaming, lodging and leisure industries for Bear Stearns



Elizabeth Holland

AFFILIATIONS

Abbell Associates, Federal Realty Investment Trust, ICSC

BIOGRAPHY

- CEO of Abbell Associates, LLC
- Currently serves as an independent director of Federal Realty Investment Trust
- Serves the Executive Board and the Board of Trustees of International Council of Shopping Centers



Craig Macnab

AFFILIATIONS

National Retail Properties, American Tower, CF Cadillac Fairview, ddr, Forest City, Eclipsys

BIOGRAPHY

- Held the position of Chairman and CEO of National Retail Properties, Inc. from 2008 to April 2017
- Serves as an independent director of Forest City and American Tower Corporation
- Previously served as director of Eclipsys Corporation from 2008 – 2014 and DDR from 2013 – 2015



Edward Pitoniak

AFFILIATIONS

Realterm, Ritchie Bros., InnVest, Intrawest, Times Mirror Magazines, SKI

BIOGRAPHY

- CEO of VICI Properties Inc.
- Previously served as Vice Chairman of Realterm
- Serves as an independent director of Ritchie Brother Auctioneers
- Served as Chairman of InnVest from 2015 – 2016



Michael Rumbolz

AFFILIATIONS

Everi, Hard Rock

BIOGRAPHY

- President and CEO of Everi Holdings, Inc.
- Serves as an independent director of Seminole Hard Rock Entertainment, LLC.
- Previously served as Chairman and CEO of Cash Systems, Inc. from 2005 – 2008

** Denotes Chair of Board of Directors*

1. *Opted out of the Maryland Unsolicited Takeover Act.*
2. *Eugene I. Davis has decided not to stand for reelection at U.S. Concrete's 2018 annual meeting.*

VICI

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3Appendix

MASTER LEASE AGREEMENTS: TRIPLE NET STRUCTURE PROVIDES SECURITY & EARNINGS PREDICTABILITY

	Non-CPLV & Joliet (2 Leases)	Caesars Palace Las Vegas	Harrah's Las Vegas
Initial Base Rent	$465mm	$165mm	$87mm
Annual Escalator	Greater of 2% or change in CPI beginning in year 6	Greater of 2% or change in CPI beginning in year 2	Greater of 1% per year for years 2 – 5 and greater of 2% or change in CPI thereafter
Lease Years 1-7	Initial Base Rent, subject to Annual Escalator beginning 6th lease year	Initial Base Rent, subject to Annual Escalator beginning 2nd lease year	Initial Base Rent, subject to Annual Escalator beginning 2nd lease year
Rent Resets	Rent subject to Annual Escalator plus reset in year 8 of 70% Base / 30% Variable rent and in year 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in Annual Non-CPLV Facility Net Revenue of 19.5% and 13% in years 8 and 11, respectively	Rent subject to Annual Escalator plus reset in year 8 and 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in Annual CPLV Facility Net Revenue of 13% in years 8 and 11	Rent subject to Annual Escalator plus reset in year 8 and 11 of 80% Base / 20% Variable rent. Variable rent subject to an adjustment in HLV revenue indexed to 2017 of 4% in year 8 with additional resets indexed to 3 years prior
Term	15-year initial term with four 5-year renewal options		
Guarantee	Caesars will guaranty the payment and performance of all monetary obligations under the Leases		Caesars Resorts Collection will guaranty the payment and performance of all monetary obligations under the Leases
Capex Requirement	$350mm Capex spending required over rolling 3 year period at $100mm minimum per year [1]		$171mm between 2017 and 2021[4]

$727mm[2] Initial Annual Rent

Corporate Rent Coverage Ratio of Caesars at 3.5x[3]

1. *Over the three years, the $350mm minimum is allocated $84mm to CPLV, $255mm to Non-CPLV (total $339mm) and the rest to CPLV/Non-CPLV as tenant may elect.*
2. *Includes $10mm attributable to annual golf course fees.*
3. *Corporate Rent Coverage represents Caesars corporate level guarantee of the rent obligations for all VICI owned properties except Harrah's Las Vegas, which is guaranteed by CRC. See later pages of the Appendix to this presentation for additional information, including the definition and reconciliation to the most comparable GAAP financial measure.*
4. *Maintenance capex at 1% of net revenue thereafter.*

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20 PROPERTIES LOCATED IN HIGH DENSITY POPULATION CENTERS

DIVERSIFIED PORTFOLIO OF REGIONAL GAMING ASSETS PROVIDES LOWER VOLATILITY OF REVENUES



Omaha
Des Moines
Kansas City
Chicago
Indianapolis
Sacramento
San Francisco
New York
Philadelphia
Louisville
Nashville
Memphis
Los Angeles
San Diego
Las Vegas
New Orleans
Dallas
VICI Current Properties
VICI Call Option Properties
Designated ROFR Properties
100-Mile Radius of Select High Density Population Centers
Key Source Market
People per Square Mile
2,000 +
500 to 2,000
~100 to 500
20 to ~100
1 to 20
0 to 1

VICI

Source: U.S. Census Bureau.
Note: Designated ROFR Properties and golf courses are not included in the property count.

31

VICI’S STRATEGY FOR EXECUTING ON GROWTH Acquisition Criteria Key Acquisition Guidelines • Demographic projections • Economic projections Market gaming assets) Quality • Propensity to game (for • Gaming trends / share shifting in market Market (for gaming assets) Quality • Location Asset Asset Real ` Income Estate • Building construction quality & integrity Quality Quality • Building condition Acquisition Criteria • Revenue and income trends – stability / Asset volatility / trend Line Asset Real Income and projections – Estate Quality • Revenue income Quality stability / volatility / trend line Accretion • Yield at acquisition time • Projected sustained yield Accretion • Spread investment realization • AFFO per share growth 32

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

The following table reconciles pro forma net income to FFO, AFFO and Adjusted EBITDA, and Net Debt to Adjusted EBITDA less incremental G&A for the periods presented. For further information, see "Unaudited Pro Forma Combined Condensed Financial Information" in "Selected Historical and Pro Forma Financial Data" starting on page 61 of the Prospectus dated January 31, 2018 relating to the Company's initial public offering.

($ in millions)	At Formation[1] - Year Ended December 31, 2016	Post-HLV – Year Ended December 31, 2017	Post-IPO – Year Ended December 31, 2017
Net Income	**$421**	**$583**	**$583**
Real Estate Depreciation	–	–	–
FFO	**$421**	**$583**	**$583**
Direct Financing Lease Adjustments[2]	(52)	(57)	(57)
Loss on extinguishment of debt	–	–	–
Acquisition and transaction costs	–	–	–
Non-cash stock compensation	–	–	–
Amortization of debt issuance costs and original issue discount	–	6	6
Other Depreciation[3]	2	2	2
AFFO	**$372**	**$534**	**$534**
Interest Expense, Net	257	189	189
Provision for Income Taxes	2	2	2
Adjusted EBITDA	**$631**	**$724**	**$724**
Incremental G&A[4]	13	13	13
Adjusted EBITDA less incremental G&A	**$618**	**$711**	**$711**
Total Debt (Including Preferred Equity[5])	5,217	4,817	4,148
Cash and Cash Equivalents[6]	56	184	801
Net Debt	**$5,161**	**$4,633**	**$3,347**
Net Debt to Adjusted EBITDA less incremental G&A	**8.4x**	**6.5x**	**4.7x**

1. *Pro forma for Formation Transactions following Emergence as described in the Prospectus dated January 31, 2018 relating to the Company's initial public offering.*
2. *Represents the non-cash adjustment to recognize fixed amounts due under the Lease Agreements on an effective interest basis at a constant rate of return over the terms of the leases.*
3. *Represents depreciation related to our golf course operations.*
4. *Represents midpoint of $12 million to $14 million estimate of general and administrative costs on a consolidated basis, including costs of operating as an independent company, incremental to the $11 million of general and administrative expenses reflected in unaudited pro forma combined statement of operations for the year ended December 31, 2016.*
5. *Includes 12 million shares of Series A Preferred Equity with an aggregate liquidation preference of $300.0 million held by certain of CEOC's creditors and backstop investors.*
6. *Cash and Cash Equivalents for the Post-IPO period above includes $184 million of cash available on December 31, 2017, per the Form 10-K filed on March 28, 2018, plus $617 million of remaining cash proceeds generated from the completion of the Company's initial public offering.*

VICI

33

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED) The following table reconciles pro forma net income to FFO, AFFO and Adjusted EBITDA, and Net Debt to Adjusted EBITDA for the periods presented.    ($ in millions) Three Months Ended March 31, 2018 Net Income $112 Real Estate Depreciation – FFO $112 Direct Financing Lease Adjustments1 (13) Loss on extinguishment of debt 23 Non-cash stock compensation 0 Amortization of debt issuance costs and original issue discount 1 Other Depreciation2 1 AFFO $125 Interest Expense, Net 50 Provision for Income Taxes 0 Adjusted EBITDA $175 Annualized Adjusted EBITDA3 $701 Total Debt 4,148 Cash and Cash Equivalents 918 Net Debt $3,230 Net Debt to Adjusted EBITDA 4.6x 1. Represents the non-cash adjustment to recognize fixed amounts due under the Lease Agreements on an effective interest basis at a constant rate of return over the terms of the leases. 2. Represents depreciation related to our golf course operations. 3. Annualized Adjusted EBITDA calculated as Three Months Ended March 31, 2018 Adjusted EBITDA of $175 million multiplied by 4. 34

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES:    CALCULATION OF HISTORICAL CORPORATE LEVEL RENT COVERAGE OF CAESARS The following table reconciles net income/(loss) of Caesars and CEOC to Adjusted EBITDA of Caesars and CEOC, respectively, for the periods indicated. Commencing January 15, 2015, the results of CEOC, a subsidiary of Caesars, are no longer consolidated with Caesars due to CEOC’s bankruptcy proceedings. As a result, in its publicly available filings with the SEC subsequent to January 15, 2015, Caesars began reporting the Adjusted EBITDA of Caesars and CEOC separately. Caesars ($ in millions) Year Ended December 31, 20156 Net income/(loss) attributable to Caesars $5,920 Net income/(loss) attributable to non-controlling interests 132 Net (income)/loss from discontinued operations (155) Income tax (benefit)/provision (119) Deconsolidation and restructuring of CEOC and other1 (6,115) Gain on deconsolidation of subsidiary –Loss on extinguishment of debt –Other income/(losses) –Interest expense 683 Income/(loss) from operations $346 Depreciation and amortization 374 Impairment of goodwill –Impairment of tangible and other intangible assets 1 Other operating costs2 152 Corporate expense 174 Caesars Interactive Entertainment stock-based compensation 31 EBITDA attributable to discontinued operations – Property EBITDA $1,078 Corporate expense (174) Stock-based compensation expense3 62 Other items4 50 Caesars Adjusted EBITDA5 $1,016 Source: Caesars Public Filings 1. Amounts during 2016 primarily represent Caesars’ estimated costs in connection with CEOC’s restructuring. Amount during 2015 primarily represents Caesars’ gain recognized upon the deconsolidation of CEOC. 2. Amounts primarily represent pre-opening costs incurred in connection with property openings and expansion projects at existing properties and costs associated with the acquisition and development activities and reorganization activities. 3. Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock units granted to the Caesars employees. 4. Amounts represent add-backs and deductions from EBITDA, permitted under certain indentures. Such add-backs and deductions include litigation awards and settlements, costs associated with the restructuring and related litigation, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, and business optimization expenses. 5. In prior periods, as permitted under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, Caesars presented adjustments to include 100% of the Adjusted EBITDA of Baluma Holdings. On May 18, 2017, Baluma Holdings sold its 55% share in Punta del Este Conrad in Uruguay to Enjoy S.A., giving Enjoy S.A. 100% ownership in the Punta del Este Conrad. Baluma Holdings received net proceeds from the transaction of approximately $180 million after distributions to certain minority investors. Because of the sale, Caesars’ Adjusted EBITDA excludes the Adjusted EBITDA of Baluma Holdings for all periods presented. 35 6. Reconciliation of Caesars and CEOC figures for the years ended December 31, 2015 and 2016 are as disclosed in Caesars’ form 8-K, filed on May 18, 2017 referencing the Analyst Day presentation. Certain prior year amounts have been reclassified to conform to the current year’s presentation. For the year ended December 31, 2015, $51.8 million of depreciation expense previously reported as corporate expense was reclassified to depreciation and amortization expense.

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES:    CALCULATION OF HISTORICAL CORPORATE LEVEL RENT COVERAGE OF CAESARS1 (CONT’D) CEOC2 ($ in millions) Year Ended December 31, 20153 Net income/(loss) ($2,434) Loss from discontinued operations, net of income taxes 13 Income tax provision/(benefit) (26) Other income, including interest income (8) Reorganization items 2,615 Interest expense 345 Income/(loss) from operations $504 Depreciation and amortization 347 Write-downs, reserves, and project opening costs, net of recoveries 81 Impairment of intangible assets 130 (Gain)/loss on interests in non-consolidated affiliates (1) Corporate expense 67 Acquisition and integration costs 6 Amortization of intangible assets 39 Impact of consolidating The LINQ and Octavius Tower (14) Other operating costs – Property EBITDA $1,160 Corporate expense (67) Stock-based compensation expense 1 Other 10 CEOC Adjusted EBITDA4 $1,104 Caesars Adjusted EBITDA 1,016 Adjusted EBITDA of Caesars and CEOC $2,120 Lease Payment – Non-CPLV & Joliet 465 Lease Payment – CPLV 165 Total Rent Payments 630 Corporate-Level Rent Coverage 3.4x Source: Caesars Public Filings 1. Caesars Enterprise Wide Adjusted EBITDAR for the year ended December 31, 2015 is as disclosed in Caesars’s Form 8-K, filed on May 18, 2017 referencing the Analyst Day presentation from the same day. Corporate-Level Rent Coverage is calculated by dividing (a) Adj. EBITDA of Caesars and CEOC by (b) year one rent under the Master Leases. The $630.0 million in total rent is comprised of year one rent of $465 million under the Non-CPLV Lease plus $165 million under the CPLV Lease. 2. CEOC above represents the period prior to CEOC’s emergence from bankruptcy on October 6, 2017 and excludes the now-deconsolidated Ohio Properties. “Baltimore” above represents the now-deconsolidated Horseshoe Baltimore. 3. Certain prior year amounts have been reclassified to conform to the current year’s presentation. For the year ended December 31, 2015, $51.8 million of depreciation expense previously reported as corporate expense was reclassified to depreciation and amortization expense. 36 4. In prior periods, as permitted under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, CEOC presented adjustments to include 100% of the Adjusted EBITDA of Baluma Holdings. On May 18, 2017, Baluma Holdings sold its 55% share in Punta del Este Conrad in Uruguay to Enjoy S.A., giving Enjoy S.A. 100% ownership in the Punta del Este Conrad. Baluma Holdings received net proceeds from the transaction of approximately $180 million after distributions to certain minority investors. Because of the sale, CEOC’s Adjusted EBITDA excludes the Adjusted EBITDA of Baluma Holdings for all periods presented.

RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES:

CALCULATION OF HISTORICAL CORPORATE LEVEL RENT COVERAGE OF CAESARS (CONT'D)

Caesars adopted the ASU 2014-09 standard effective January 1, 2018, using the full retrospective method, which requires the recasting of each prior reporting period presented consistent with the new standard. The most significant effects of adopting the new standard related to the accounting for Caesars' Total Rewards customer loyalty program and casino promotional allowances. The following recast reconciliation is derived from the supplemental information in "Effect of Revenue Recognition Restatement" and the investor presentation "1Q 2018 Earnings" dated May 2, 2018 of Caesars Entertainment Corporation, which is publicly available.

	Year-Ended December 31,		Three Months Ended March 31,		Twelve Months Ended March 31,
($ in millions)	2016	2017	2017	2018	2018
Net income/(loss) attributable to company	$(2,681)	$9,842	$(403)	$(34)	$10,211
Net income/(loss) attributable to noncontrolling interests	(24)	(13)	2	-	(15)
Discontinued operations, net of income taxes	(3,379)	(26)	-	-	(26)
Income tax (benefit)/provision	338	(1,983)	61	13	(2,031)
Gain on deconsolidation of subsidiary	-	(31)	-	-	(31)
Restructuring of CEOC and other[1]	5,932	(7,837)	464	(184)	(8,485)
Loss on extinguishment of debt	-	220	-	-	220
Interest expense	798	941	196	330	1,075
Depreciation and amortization	788	873	189	280	964
Corporate expense	264	282	56	82	308
Other operating costs[2]	102	48	(1)	66	115
Property EBITDAR	**$2,138**	**$2,316**	**$564**	**$553**	**$2,305**
Corporate expense	(264)	(282)	(56)	(82)	(308)
Stock-based compensation expense[3]	233	43	9	18	52
Other items[4]	28	129	19	29	139
Adjusted EBITDAR (Same-Store[5])	**$2,135**	**$2,206**	**$536**	**$518**	**$2,188**
Baltimore Adjusted EBITDAR[5]	**69**	**39**	**14**	**-**	**25**
Adjusted EBITDAR	**$2,204**	**$2,245**	**$550**	**$518**	**$2,213**
Lease Payment – Non-CPLV & Joliet	465	465			465
Lease Payment – CPLV	165	165			165
Total Rent Payments	630	630			630
Corporate-Level Rent Coverage	**3.5x**	**3.6x**			**3.5x**

Source: Caesars Public Filings.

1. *2018 amount primarily represents a change in fair value of our derivative liability related to the conversion option of the CEC Convertible Notes; 2017 amount primarily represents CEC's costs in connection with the restructuring of CEOC.*
2. *Amounts primarily represent costs incurred in connection with the development activities and reorganization activities, and/or recoveries associated with such items.*
3. *Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock units granted to the Company's employees.*
4. *Amounts represent add-backs and deductions from adjusted EBITDAR permitted under certain indentures. Such add-backs and deductions include litigation awards and settlements, costs associated with CEOC's restructuring and related litigation, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, and business optimization expenses.*
5. *Same-store results include CEOC and certain of its U.S. subsidiaries as if they consolidated in all periods, and exclude the results of the Horseshoe Baltimore property in periods of its consolidation (dates prior to August 31, 2017).*

VICI

37